EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Marvin Hausman, M.D., certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ludwig Enterprises, Inc. on Form 10-Q for the period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ludwig Enterprises, Inc. at the dates and for the periods indicated.

Date: November 28, 2023

By:        /s/ Marvin Hausman, M.D.

Marvin Hausman, M.D.

Chief Executive Officer

I, Anne B. Blackstone, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ludwig Enterprises, Inc. on Form 10-Q for the period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ludwig Enterprises, Inc. at the dates and for the periods indicated.

Date: November 28, 2023

By:        /s/ Anne B. Blackstone

Anne B. Blackstone

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Ludwig Enterprises, Inc. and will be retained by Ludwig Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.